Exhibit 99.1

Dario Appoints Veteran Healthcare Executive John R. Palumbo to Board of
Directors to Support Accelerated Commercial Scaling

Mr. Palumbo’s deep relationships across health systems, payers and healthcare’s senior executive community expected to accelerate Dario’s commercial partnerships and position the Company to realize its full strategic value

NEW YORK, April 13, 2026 – DarioHealth Corp. (NASDAQ: DRIO) (the “Company” or “Dario”), a leader in global digital health, today announced the appointment of John R. Palumbo to its Board of Directors. The addition reflects Dario’s continued alignment of board composition with its next phase of commercial scaling.

Mr. Palumbo brings more than 40 years of healthcare operating experience across early-stage ventures and Fortune 100 enterprises. His substantial background includes senior leadership roles at AmerisourceBergen Corporation (now Cencora, Inc.), where he led the provider business unit and expanded consulting and technology capabilities into a multibillion-dollar platform serving health systems nationwide, as well as Chief Operating Officer of Allscripts Healthcare Solutions, Inc. (now Veradigm, Inc.) and leadership positions at Shared Medical Systems Corporation (Siemens Aktiengesellschaft).

“John’s appointment is highly intentional and strategically valuable,” stated Dario's Chief Executive Officer, Erez Raphael. “As we transition from demonstrating the strength of our distribution model to scaling it efficiently through channel partnerships, we are adding leaders to our board who have done exactly that. John brings a rare combination of strategic insight, operational discipline and deep industry relationships that will directly support our growth trajectory. He has been at the center of some of healthcare’s most consequential strategic transactions and organizational transformations, and his relationships with senior decision-makers across the payer, provider and health services landscape will be invaluable as we continue to build and scale. We are increasingly confident that the market will come to fully reflect the value we have built – and we are not standing still while that recognition develops.”

Mr. Palumbo has guided organizations through transformative growth, including supporting two companies through IPOs and leading large-scale operational and commercial transformations. His experience is particularly relevant to Dario’s evolution toward a more capital-efficient, partner-led go-to-market strategy. He brings deep familiarity with the care delivery ecosystem, including the health systems, payers and provider services organizations that are shaping its consolidation – adding a dimension of strategic reach that directly complements Dario’s next phase.

In addition to his operating capabilities, Mr. Palumbo is actively engaged in the digital health ecosystem. He currently serves on the boards of PM Pediatrics Management Group, LLC, Lucid Diagnostics Inc., ivWatch, LLC and Qless, Inc., and chairs the advisory board of Brado Cuneo Nollau, LLC, an AI-driven engagement platform serving health systems.

“Dario is at a compelling inflection point,” said Mr. Palumbo. “The Company has built a differentiated, integrated solution with strong engagement which is delivering proven economic and clinical outcomes. The opportunity now is to scale that value through the right commercial channels and ensure the Company captures the full strategic opportunity its platform represents. I look forward to working closely with management to help accelerate both our commercial momentum and the value creation this platform deserves.”

About DarioHealth Corp. (NASDAQ: DRIO)

DarioHealth Corp. (NASDAQ: DRIO) is a leading digital health company revolutionizing how people with chronic conditions manage their health through a user-centric, multi-chronic condition digital therapeutics platform. Dario's platform and suite of solutions deliver personalized and dynamic interventions driven by data analytics and one-on-one coaching for diabetes, hypertension, weight management, musculoskeletal pain and behavioral health.

Dario's user-centric platform offers people continuous and customized care for their health, disrupting the traditional episodic approach to healthcare. This approach empowers people to holistically adapt their lifestyles for sustainable behavior change, driving exceptional user satisfaction, retention and results and making the right thing to do the easy thing to do.

Dario provides its highly user-rated solutions globally to health plans and other payers, self-insured employers, providers of care and consumers. To learn more about Dario and its digital health solutions, or for more information, visit http://dariohealth.com.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of DarioHealth Corp. related thereto contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, the Company is using forward-looking statements in this press release when it discusses its expectation that Mr. Palumbo’s experience will directly support its growth trajectory, its belief that adding Mr. Palumbo as a member of the Board will be instrumental in guiding Dario’s continued expansion within the payer, provider and health services markets and its expectation that Mr. Palumbo’s appointment will accelerate Dario’s commercial partnerships and position the Company to realize its full strategic value. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the timing for and results of the Company's commercial and regulatory plans for Dario™ as described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

DarioHealth Corporate Contacts

Michael Lipari
SVP Corporate Development
irteam@dariohealth.com
+1-201-785-6310

Rob Halpern
SVP Marketing

irteam@dariohealth.com